UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2018

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 12, 2018, an affiliate of Remi Gaston Dreyfus (the “Lender”), a director of Bionik Laboratories Corp. (the “Company”), loaned $100,000 to the Company (the “Loan”), evidenced by a promissory note (the “Note”). The Note bears interest at a fixed rate of 1% per month, beginning on the Issue Date (as defined in the Note). Interest will be computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on April 30, 2019.

The Company intends to use the net proceeds from the Loan for the Company’s working capital and general corporate purposes.

The Note contains customary events of default, which, if uncured, entitle the Lender to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note.

The foregoing is a brief description of the terms of the Note and is qualified in its entirety by reference to the full text of the Note, a copy of which will be filed as an Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed by the Company in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 3, 2018, as of March 31, 2018 the Company became obligated to issue an aggregate of 39,545,776 shares of common stock (the “Shares”) as a result of the conversion of certain outstanding convertible promissory notes in accordance with their terms. As disclosed in item 5.03 below, on April 20, 2018 the Company received shareholder approval to increase the Company’s authorized shares of common stock. Accordingly, following the filing of the Certificate of Amendment (as defined below), the Company issued the Shares as of June 13, 2018. The issuance of the Shares was exempt from registration under Section 4(a)(2) under the Securities Act of 1933, as amended and the rules promulgated thereunder (the “Securities Act”), and/or Section 3(a)(9) under the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2018, as approved by a majority of the stockholders of the Company by written consent in lieu of a meeting on April 20, 2018, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company’s common stock from 250,000,000 shares to 500,000,000 shares (the “Certificate of Amendment”).

The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1, the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer